Exhibit 10.27

CONFIDENTIAL SEPARATION AGREEMENT. WAIVER. AND RELEASE

YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT

This Confidential Separation Agreement, Waiver, and Release (the "Agreement") is made by and between Sergio Aguirre ("Employee") and Gogo Business Aviation LLC and its affiliates ("Company") (each a "Party," and together, the "Parties"). Employee and Company wish to separate on an amicable basis.

THEREFORE, in consideration of the foregoing and this Agreement's mutual promises, the sufficiency of which is acknowledged, the Parties agree as follows:

1.
Wages/Compensation and Separation. Employee voluntarily resigned from employment with the Company without Good Reason (as that term is defined in the August 27, 2018 Employment Agreement between the Parties, attached as Exhibit A) effective December 31, 2024 (the "Separation Date"). As of the date on which Employee signed and then re-signed this Agreement (as described below), Company has paid Employee's wages earned through such dates, respectively. Employee is entitled to no other wages, commissions, bonuses, incentive compensation (if applicable), benefits or other compensation, other than as expressly set forth in this Agreement.
2.
Consideration from the Company.
A.
Separation Payments. Employee acknowledges that Employee has no right to the benefits set forth in this Agreement but for Employee's execution of this Agreement. Provided Employee timely signed this Agreement on the Separation Date or no later than January 10, 2025 (the "First Execution Date"), executes this Agreement a second time on or within five (5) days after June 30, 2025 (the "Second Execution Date"), does not revoke his signature after the First Execution Date or Second Execution Date pursuant to the revocation provision set forth below, and the parties entered into and Company did not terminate the Consulting Agreement (attached as Exhibit B) due to Employee's breach of that agreement, has returned all Company property and information as required by this Agreement, and complies with all confidentiality and other provisions of this Agreement (collectively, "Payment Conditions"), the Company will:
i)
Pay Employee, less applicable taxes and withholdings: (a) severance in the amount of $453,200.00, and (b) reimbursement of the costs the Employee incurs to maintain health and medical benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for eighteen (18) months after the Separation Date (collectively, the "Separation Payment"). The Separation Payment shall be paid in roughly equal installments in accordance with the regularly scheduled payroll schedule beginning on regularly scheduled payroll date immediately following July 15, 2025. In the event of Employee's death after the Separation Date and completion of the Consulting Agreement but prior to receipt of Separation Payment, the Separation Payment shall be made at the same time and in the same manner as described herein to Employee's estate.
ii)
If Gogo Business Aviation LLC decides, in its discretion, to award a 2024 Bonus Payment (which has not yet been earned and is not yet determinable), Employee shall receive such bonus, payable in accordance with the Company's normal practice for paying out such bonuses in 2025.

iii)
Immediately following the First Execution Date, all of the Employee's outstanding Awards (as defined in the Gogo Inc. 2024 Omnibus Incentive Plan (as amended from time to time or any successor equity plan) shall vest. Further, any stock options that vest per the preceding sentence shall remain exercisable until the date which is eighteen (18) months after the First Execution Date (or, if earlier, the expiration of the full original term of such stock option).
B.
Other Employee Benefits. Except for those benefits and programs described in this Agreement or as otherwise required by applicable law, Employee's participation (if any) in and rights (if any) under any Company employee benefit plan or program will be governed by the terms and conditions of such plans and programs and applicable law, which plans, programs, terms and conditions may be amended, modified, suspended or terminated by Company at any time for any or no reason.
3.
Employee's Agreements.
A.
Release of All Claims. The term "Releasee" or "Releasees" shall be construed as broadly as possible and includes: Gogo Inc., Company, Company's parent, subsidiaries, affiliates, successors, predecessors, and, as to each of them, its current and former officers, directors, shareholders, partners, members, employees, agents, insurers, attorneys, representatives, heirs, and assigns, and all other persons acting by, through, under or in concert with any of them. In exchange for Company's consideration as set forth in this Agreement, Employee, on behalf of Employee and Employee's spouse, descendants, agents, heirs, assigns, representatives and all other persons acting by, through, under or in concert with any of them (collectively, "Releasors"), fully releases and discharges the Releasees from all claims, actions and causes of action of any kind, known or unknown, which Employee may presently have or claim to have against any Releasee including, but not limited to, all contract claims; all wrongful discharge or employment claims; all tort claims; all claims arising under the United States or Colorado constitutions; all claims under the Civil Rights Act, Equal Pay Act, Age Discrimination in Employment Act, Older Workers Benefit Protection Act, Rehabilitation Act, Americans with Disabilities Act, Family and Medical Leave Act, Fair Labor Standards Act, Fair Credit Reporting Act, Worker Adjustment Retraining and Notification Act, Sarbanes-Oxley Act, Immigration Reform and Control Act, Occupational Safety and Health Act, National Labor Relations Act, Colorado Wage Act, the Healthy Families and Workplaces Act, the Equal Pay for Equal Work Act, and the Colorado Anti-Discrimination Act; all claims arising under any other civil rights or employment laws or regulations (whether federal, state or local); any federal or state whistleblower laws or statutes; any claims based on Company policies, including severance policies; and all claims to attorney fees or costs.

The releases described in this Section 3.A apply to all claims, actions and causes of action of any kind, known or unknown, which Employee may presently have or claim to have against the Releasees for any act or omission related to Employee's employment with Company arising on or before the date on which Employee first signs this Agreement and then on or before the date on which Employee re-signs this Agreement and which the Employee may legally release under applicable law.

B. Protected Disclosures and Exceptions to Release. This Agreement does not prevent or limit Employee from reporting or disclosing actual or alleged illegal conduct

(including unlawful employment practices) to others, including but not limited to federal, state, or local officials, authorities, or agencies, including filing an administrative charge or participating in any way (e.g., initiating, testifying, assisting, complying with a subpoena from, or participating in an investigation) before any governmental agency charged with enforcement of any law, including, but not limited to, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, any state or local agency, or the National Labor Relations Board (collectively "Government Agencies"), nor does it prohibit Employee from seeking or obtaining confidential legal advice in connection therewith. This Agreement does not limit Employee's right to receive an award for information provided to Government Agencies. By signing this release, however, Employee waives any right to recover monetary damages or other individual relief from Company in connection with any such charge Employee files or investigation in which Employee participates. Nothing in this Agreement prevents or prohibits Employee from filing a claim for unemployment compensation or workers' compensation benefits, and nothing in this Agreement waives or releases Employee's vested benefits, if any, in any retirement or pension plan(s), or Employee's right, if any, to indemnity based on Employee's acts or omissions that occurred during the course and scope of Employee's employment with Company.

C.
No Existing Claims. No Releasor has filed any charge, claim, or complaint of any kind against any Releasee. Nothing in this Agreement shall prohibit the Parties to this Agreement from bringing an action to enforce the terms of this Agreement.
D.
Non-Assignment of Claims. Employee has not assigned or transferred any claim or any part or portion thereof ("Assigned Claim"). Employee shall defend and indemnify the Releasees and hold the Releasees harmless from and against any Assigned Claim (including attorneys' fees and costs and including all costs of enforcing this provision).
E.
Representations. Employee represents and warrants that Employee was permitted by Company to take all leave to which Employee was entitled, Employee has been properly paid for all time worked while employed by Company and Employee has received all benefits to which Employee was or is entitled. Employee represents and warrants that Employee knows of no facts and has no reason to believe that Employee's rights under the Fair Labor Standards Act, the Family and Medical Leave Act, or Colorado Wage Payment Act (or any other applicable state or local leave or wage/hour law) have been violated.
F.
Confidentiality of Agreement. Employee prefers confidentiality, and therefore shall keep the fact, terms and conditions of this Agreement strictly confidential and shall not disclose them to anyone other than Employee's spouse, legal or tax advisors, or as may be required by law. Employee shall obtain the agreement of any spouse, or any legal or tax advisor to be bound by this confidentiality provision prior to disclosing the terms or conditions of this Agreement. If Employee is asked about the terms of this Agreement, Employee may state only that Employee and Company have separated the employment relationship an amicable basis.
G.
Prior Agreement. Employee acknowledges that Employee remains bound by the continuing obligations set forth in any prior written agreement entered into with Company ("Prior Agreement"), including but not limited to the Employment Agreement attached as Exhibit A.
H.
Return of Company Property. By signing this Agreement, Employee certifies that Employee has returned or will return, before any receipt of any benefits of this Agreement, and will not retain any copies in any form, of all the property of the Company, including but not limited to: any Company computers; phones; badges; software; credit cards; entry cards; cell phones, keys;

passwords; tools; equipment; disks; electronic information; all Company documents (and all copies thereof), including but not limited to customer and prospective customer contact lists, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof); and any and all other items that Employee had access to or possession of as a result of Employee's employment with Company. Employee represents and agrees that Employee has made a diligent search to locate any such Company documents, property, and information. If Employee used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, -materials or information, Employee represents and agrees that Employee has provided the Company with a computer-useable copy of such information and has permanently deleted and expunged such Company confidential or proprietary information from Employee's personal systems and has not retained any hard copies of such information.
I.
Non-Disparagement. Subject to Section 3.B, Employee shall not criticize, denigrate, or otherwise disparage Company or any other Releasee in any form or format, whether verbally, in writing, electronically, on social media or otherwise.
J.
Cooperation with Litigation or Other Legal Matters. Employee acknowledges that Employee may have factual information or knowledge that may be useful to Company in connection with current or future legal, regulatory or administrative proceedings. Employee will fully cooperate with Company in the defense or prosecution of any such claims. Employee's cooperation shall include being reasonably available to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness. Company will not compensate Employee for testifying as a fact witness but may in its discretion reimburse Employee for reasonable expenses associated with travel, meals, lodging or other out of pocket expenses. In all litigation or legal matters, Employee shall testify truthfully.
K.
Injunctive and Other Relief. Employee agrees and acknowledges that any violation of any provision of this Section 3 of this Agreement by Employee shall constitute a material breach of this Agreement likely to cause irreparable harm to Company. Therefore, Employee agrees that any such breach or threatened breach by Employee shall give Company the right to specific performance through injunctive relief requiring Employee to comply with Employee's obligations under this Agreement in addition to any other relief or damages allowed by law. In addition, if Company has reason to seek injunctive or other legal relief to enforce any provision of this Section 3, it may suspend any Separation Payments or other consideration otherwise payable to Employee at or prior to that time and may seek recovery of any Separation Payments or other consideration to be paid to Employee at or prior to that time. Any suspension of Separation Payments or other consideration to be paid, or any recovery of paid Separation Payments or other paid consideration, shall not void Employee's release of claims under this Agreement, which shall remain in full force and effect.
4.
Denial of Liability. Company denies any liability to Employee. The Parties agree that this Agreement may not be used as evidence; does not constitute an adjudication or finding on the merits; and is not, and shall not be construed as, an admission by Company of a breach of any contract or agreement, a violation of Company's policies and procedures, or a violation of any state or federal laws or regulations. After execution (including signatures by both Employee and Company), this Agreement may be introduced in evidence to enforce its terms.

5.
Opportunity to Confer.
A.
Input from Both Parties. The terms of this Agreement have been negotiated with input from both Employee and Company. The Agreement shall not be interpreted in favor of either the Employee or Company.

B. Opportunity to Confer. Company advises Employee to confer with an attorney of Employee's own choosing before entering into this Agreement. Employee represents that Employee has had a full opportunity to confer with an attorney and, if Employee has not done so, Employee has knowingly and voluntarily waived the right to confer with an attorney before entering into this Agreement.

C.
Opportunity to Consider. Employee was given at least twenty-one (21) days (the "Consideration Period") to consider whether to execute this Agreement, after which, if this Agreement has not yet been executed, Company's offer to enter into this Agreement shall automatically expire. If Employee signs this Agreement before the Consideration Period expires, Employee represents that Employee fully understands that Employee has been given the Consideration Period to consider whether to enter into this Agreement and has knowingly and voluntarily waived that opportunity. To receive the Separation Payment and other benefits in this Agreement, Employee must re-sign this Agreement on or within five (5) days after June 30, 2025.
D.
Opportunity to Revoke. Employee has the opportunity to revoke this Agreement within seven (7) days after the First Execution Date and the Second Execution Date ("Revocation Period"), by delivering a written revocation to Company, attn: Jodie Miller. If this Agreement is timely revoked by Employee, it will be revoked in its entirety. This Agreement shall become fully effective (the "Effective Date") the day after the last Revocation Period has expired, provided Employee timely executed and did not timely revoke the Agreement.
E.
No Waiver of Future Claims. By entering into this Agreement, Employee is not waiving any rights or claims that may arise after the date this Agreement is executed.
6.
Complete Agreement. This Agreement is an integrated document. It, along with Exhibit(s), constitutes and contains the entire agreement and understanding between the Parties, and supersedes and replaces all prior negotiations and all agreements concerning the subject matters hereof, except for any continuing obligations of Employee under a Prior Agreement.
7.
References. Employee will direct all future reference inquiries to the Human Resources Department where only length of service and position held will be released in accordance with Company policy. If an inquiry or request for information is required by a legal process, both Employee and the Company shall respond accurately and fully.
8.
Severability. The provisions of this Agreement are severable. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of this Agreement that can be given effect without the invalid provisions or application.
9.
Choice of Law, Attorneys' Fees, and Waiver of Jury Trial. This Agreement has been negotiated within the State of Colorado and the rights and obligations of the Parties to this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado without regard to any jurisdiction's principles of conflict of laws. In any action brought to enforce this Agreement, the substantially prevailing Party shall be awarded its, his or her reasonable legal fees (including but not limited to attorney, paralegal and expert fees) and costs, to the maximum extent permitted by law, and the action shall be tried in a court without a jury. Any action arising under or related to this Agreement shall be brought exclusively in the state or federal courts in Colorado.
10.
Compliance with Code Section 409A. Company and Employee intend that payments pursuant to this Agreement constitute (i) "short-term deferrals" exempt from Section 409A of the Internal Revenue Code of 1986 ("Code") under Treasury Regulation Section 1.409A-1(b)(4), and

(ii) "involuntary separation pay" exempt from Code Section 409A under Treasury. Regulation Section 1.409A-1(b)(9)(iii). Each installment of Separation Payment provided for in this Agreement is a separate "payment" for purposes of Treasury Regulation Section 1.409A- 2(b)(2)(i). In the event that payments pursuant to this Agreement do not constitute short-term deferrals or involuntary separation pay, the remaining payments shall constitute "deferred compensation" subject to Code Section 409A. In any event, neither Party shall be liable to the other if any such payment receives adverse tax treatment. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement that constitute "deferred compensation" within the meaning of Code Section 409A shall not commence in connection with Employee's termination of employment unless and until Employee has also incurred a "separation from service" (as such term is defined in Treasury Regulation Section 1.409A-1(h) ("Separation From Service"), unless Company reasonably determines that such amounts may be provided to Employee without causing Employee to incur additional tax under Code Section 409A. If Company (or, if applicable, the successor entity thereto) determines that any payments or benefits constitute "deferred compensation" under Code Section 409A and Employee is, on the termination of service, a "specified Employee" of Company or any successor entity thereto, as such term is defined in Code Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences to Employee under Code Section 409A, the timing of the payments and benefits that constitute "deferred compensation" shall be delayed until the earlier to occur of: (a) the date that is six (6) months and one day after Employee's Separation From Service, or (b) the date of Employee's death (such applicable date, the "Specified Employee Initial Payment Date"). On the Specified Employee Initial Payment Date, Company (or the successor entity thereto, as applicable) shall (i) pay to Employee a lump sum amount equal to the sum of the payments and benefits that Employee would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of such amounts had not been so delayed pursuant to this Paragraph, and (ii) commence paying the balance of the payments and benefits in accordance with the applicable payment schedules set forth in this Agreement.

11.
No Waiver of Breach. No waiver of any breach of any term or provision of this Agreement shall be binding unless in writing and signed by the party waiving the breach and it shall not be construed to be, nor shall be, a waiver of any other breach of this Agreement.
12.
Knowing and Voluntary Waiver. Employee has carefully read and fully understands all of the provisions of this Agreement. Employee knowingly and voluntarily enters into this Agreement.
13.
Further Assurances. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms of this Agreement.
14.
Headings Not Binding, Counterparts, Originals and Copies. The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not to be considered part of or terms of this Agreement. This Agreement may be executed in counterparts. A photocopy, scanned, or electronic copy of this Agreement shall be as effective as an original.

EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT. EMPLOYEE REPRESENTS THAT EMPLOYEE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY AND THAT THE CONSIDERATION EMPLOYEE RECEIVES IN EXCHANGE FOR EXECUTING THIS AGREEMENT IS GREATER THAN THAT TO WHICH EMPLOYEE WOULD BE ENTITLED IN THE ABSENCE OF THIS AGREEMETN. EMPLOYEE

REPRESENTS THAT EMPLOYEE IS NOT RELYING ON ANY REPRESENTATION OR UNDERSTANDING NOT STATED IN THIS AGREEMENT.

First signature (on the Separation Date or no later than January 10, 2025):

/s/ Sergio A. Aguirre
Employee's Name (Signature)
Sergio A. Aguirre
Employee's Name (Printed)
December 20, 2024
Date

Second Signature (on or within 5 days after June 30, 2025):

Employee acknowledges and agrees that Employee has been compensated for all wages or other compensation earned and owing through the Second Execution Date, including any legally permissible deductions for unpaid loans, advances, goods or services, or equipment or property provided by Company to Employee. Employee acknowledges and agrees that such amounts constitute all pay to which Employee is entitled through the Effective Date and that Employee is entitled to no other wages, commissions, vacation pay, sick pay, bonuses, benefits or other compensation, other than as expressly set forth in this Agreement. Employee also specifically represents that Employee is not owed any business expense reimbursement from Company.

By signing below, Employee certifies that on or before the Second Execution Date, Employee returned (and did not retain any copies in any form) all Company documents, information (including all Confidential Information and any other information stored on personally owned computer hard drives, disks or other format), and any passwords used to access Company systems, cell phones, computers, software, equipment or other property belonging to Company.

By signing below, Employee reaffirms Employee's compliance with the Payment Conditions and other terms and conditions of this Agreement, and Employee further waives and releases all claims or potential claims, as set forth in Section 3.A of this Agreement, based on acts or omissions that occurred between the First Execution Date and Second Execution Date. Employee further reaffirms Employee's representations in the Agreement, including but not limited to those in Sections 3.C, 3.D, and 3.E.

Employee's Name (Signature)
Sergio A. Aguirre
Employee's Name (Printed)

Date